EXHIBIT 10

AMENDMENT NO. 1 TO VIAD CORP EXECUTIVE SEVERANCE PLAN (TIER I)
AS OF FEBRUARY 26, 2014

The Executive Severance Plan (Tier I) of the Corporation (the “Plan”) is hereby amended as follows:

1.	Delete Section 1 (Purpose) in its entirety and replace it with a new Section 1 as follows:

“Sunset Provisions: Effective February 26, 2017 (The “Effective Date”) any and all provisions in this amended and restated Executive Severance Plan Tier I (the “Plan”) document providing for 1) a modified single trigger election (i.e. the right of an Executive to receive benefits if they voluntarily terminate employment during the 30-day period following the first anniversary of a Change of Control of Viad Corp (the “Corporation”), or 2) an excise tax gross-up benefit on severance payments in the event of a Change of Control, shall be null and void, and this Plan shall be amended on the Effective Date to implement such results as set forth on Schedule A of the Plan.”

2.	Delete Section 2 (Objectives) in its entirety and replace it with a new Section 2 as follows:

“Purpose and Objectives: To provide management continuity by inducing selected Executives to remain in the employ of the Corporation or one of its subsidiaries pending a possible Change of Control of the Corporation, and ensure in the event of a possible Change of Control of the Corporation, in addition to the Executive’s regular duties, that he or she may be available to be called upon to assist in the objective assessment of such situations, to advise management and the Board of Directors (the “Board”) of the Corporation as to whether such proposals would be in the best interests of the Corporation, its subsidiaries, and its shareholders and to take such other actions as management or the Board might determine reasonably appropriate and in the best interests of the Corporation and its shareholders. This Plan document is effective for plan years beginning on January 1, 2005 and thereafter, and is intended to meet the requirements of Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereto (“Section 409A”). No deferral elections are permitted or required under the Plan.”

3.	Add and attach to the Plan the form of Schedule A (Sunset Provisions to Executive Severance Plan Tier I)

attached to and made a part of this Amendment No. 1.

Except as amended hereby, the Plan and all terms and conditions therein, shall remain in full force and effect. This Amendment No. 1 is effective on the date set forth below:

February 26, 2014

By: /s/ Deborah J. DePaoli

Deborah J. DePaoli
Title: General Counsel and Secretary

SCHEDULE A
SUNSET PROVISIONS TO EXECUTIVE SEVERANCE PLAN (TIER I) OF VIAD CORP

Effective February 26, 2017, the Executive Severance Plan (Tier I) of Viad Corp shall be amended as follows:

1.	Amend Section 5 (Definitions) by deleting the definition of “Window Period”.

2.	Amend Section 6 (Eligibility for Benefits) by:

a)	deleting Section 6 (c) concerning a Window Period Election by an Executive in its entirety; and

b)	adding the words “voluntary separation from service (other than for Good Reason)” to follow the words “Executives death or disability,” in the proviso to Section 6.

3.	Amend Section 7 (Benefits Entitlement) by:

a)	deleting from Section (a) the words “in the case of a Without Cause Termination or a Good Reason Termination, or (ii) Two if the terminations is voluntary during the Window Period”; and

b)	deleting from Section 7 (b) (ii) the first sentence in its entirety; and

c)	deleting the following words from Section 7 (b) (ii): “(in the case of a Without Cause Termination or a Good Reason Termination) or two years of age and service credit (if the termination is voluntary during the Window Period) in each case”, and

d)	deleting Section 7 (c) “or in the case of a voluntary termination, such termination occurs during the Window Period”; and

e)	deleting the following words from Section 7 (e): “and except as provided in Section 8 (a)”.

4.	Amend Section 8 (Taxes) by deleting Section 8 in its entirety and inserting the words “Intentionally Omitted”.

5.	Make appropriate administrative changes to the Plan necessitated by the foregoing amendments (e.g., revise clause and sub-clause numbering).

Notwithstanding anything to the contrary, it is intended that the amendments set forth on this Schedule A shall cause any and all provisions in the Plan providing for a modified single trigger election, or providing for an excise tax gross up, to be null and void effective as of February 26, 2017.